Exhibit 32(d)

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

FOR LOUISVILLE GAS AND ELECTRIC COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015

In connection with the annual report on Form 10-K of Louisville Gas and Electric Company (the "Company") for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Victor A. Staffieri, the Principal Executive Officer of the Company, and Kent W. Blake, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 19, 2016	/s/ Victor A. Staffieri
Victor A. Staffieri Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer) Louisville Gas and Electric Company

/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Louisville Gas and Electric Company

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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